EXHIBIT 10.17

             AMENDED AND RESTATED EMPLOYMENT AGREEMENT

          This AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement") is made as of this 24th day of February, 1997, by and between GIANT GROUP, LTD., a Delaware corporation (the "Corpora-tion"), and BURT SUGARMAN (the "Employee"), and, in accordance with
Section 17 of the EMPLOYMENT AGREEMENT dated as of July 24, 1993 (the "Prior Agreement") by and between Corporation and Employee, amends and restates in its entirety such Prior Agreement, upon the terms and conditions hereinafter set forth.
                        W I T N E S S E T H
          WHEREAS, the Employee has been serving the Corporation in the capacities of Chairman of the Board of Directors, President and Chief Executive Officer, and has been employed by the Corporation under the Prior Agreement, which Employee may terminate in his discretion on sixty (60) days notice, and both the Corporation and the Employee desire to continue their relationship, subject to the terms and conditions contained herein.
          NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby amend and restate the Prior Agreement in its entirety on the following terms and conditions, which shall be effective from and after the date hereof:

1.   RETENTION, TERM AND DUTIES
          1.1 RETENTION. The Company hereby employs the Employee as its Chairman of the Board of Directors, President and Chief Executive Officer, and the Employee hereby accepts such employment, upon the terms and subject to the conditions of this Agreement.
          1.2 TERM. The term of employment of the Employee by the Company shall be for the period commencing on January 1, 1994 (the "Commencement Date") and ending on December 31, 2000 (the "Term"), unless this Agreement is sooner terminated pursuant to Section 5, 6 or 8 herein. Notwithstanding anything contained herein to the contrary, the term of employment will be automatically extended for successive two (2) year periods commencing January 1, 2001 (referred to below as an "Extended Term"), unless either party to this Agreement elects to terminate this agreement by providing notice pursuant to Section 12 hereof of such election to the other party during the thirty (30) day period commencing one (1) year prior to the expiration of the then applicable Term or Extended Term.
          1.3 POSITIONS. The Employee shall serve as Chairman of the Board of Directors and Chief Executive Officer of the Corporation, and as a director and senior executive officer of such subsidiaries of the Corporation as the Employee and the Corporation may determine from time to time. The Employee shall continue to serve as Chairman of the Executive Committee (or other committee exercising similar powers and authority) of the Corporation (the "Executive Committee"), and of such subsidiaries of the Corporation as the Employee shall determine from to time, for so long as the Employee is providing services to the Corporation hereunder and such committee exists.
          1.4 DUTIES. The Employee shall be the most senior executive of the Corporation (and its subsidiaries), with duties and responsibilities commensurate with such positions. All employees of the Corporation and its subsidiaries shall report to the Employee. The Employee shall report only to the Corporation's Board of Directors.
     2.   SCOPE OF SERVICES
          2.1 SERVICES. Subject to Section 2.2 herein, the Employee agrees that he shall perform his services to the best of his ability. During the term of this Agreement the Employee shall not render any services for others in any line of business in which the Corporation or its subsidiaries are significantly engaged without first obtaining the Corporation's written consent; and he shall devote his full business time, care, attention and best efforts to the Corporation's business.
          2.2 OTHER INTERESTS. So long as such activities do not materially interfere with the Employee's performance of his obliga-tions hereunder, the Employee may devote such time and activity as may be reasonably required with respect to the activities of Burt Sugarman, Inc. The Employee may make and maintain investments in any business (whether publicly or privately held) (provided that without the consent of the Board of Directors, the Employee shall not make material investments in any business which is in direct material competition with the Corporation or its subsidiaries at the time the investment is made). The Corporation makes investments in other corporations (the "Investee Corporations"), and presently has a substantial investment in Rally's, Inc. Notwithstanding his duties under this Agreement, the Employee may devote such time and energy as may reasonably be required to tend to the business matters of such other Investee Corporations and may receive compensation for services he renders to Rally's Hamburgers, Inc. and any other Investee Corporation. The Employee acknowledges that some of the Investee Corporations are publicly-held entities. The Employee agrees that he will not invest in any Investee Corporation except in conformity with policies established from time to time by the Corporation's Board of Directors and applicable securities laws.
     3.   COMPENSATION
          3.1 BASE. The Corporation shall pay to the Employee an annual base salary of $1,000,000 (the "Base Compensation"), payable in equal installments (in accordance with the Corporation's standard practices, but no less often than semi-monthly) subject to all withholding for income, FICA and other similar taxes, to the extent required by applicable law.
          3.2 BONUS. In addition to the Base Compensation payable to the Employee pursuant to Section 3.1 hereof, the Corporation may pay to the Employee any additional amounts as, in the discretion of the Corporation's Board of Directors or the Compensation Committee, it may desire as a result of the Employee's services (the "Bonus").
          3.3 NO REDUCTION. The compensation paid to the Employee by the Corporation pursuant to this Section 3 shall not be reduced by any amounts received or earned by the Employee with respect to any outside activities or services permitted under Section 2.2 hereof.
     4.   OTHER BENEFITS
          4.1 LIFE INSURANCE. So long as it does not adversely affect the Employee's ability to obtain life insurance in the general market at prevailing premiums, the Corporation, at its discretion, shall have the right to take out life insurance or other insurance with respect to the Employee, at the Corporation's cost and for the Corporation's benefit, and the Employee shall have no rights in such insurance policies or their proceeds. The Employee shall cooperate with the Corporation in obtaining such insurance, and shall timely submit to any required medical or other examinations in Beverly Hills, California, provided that if such medical examination cannot be conducted by the Employee's personal physician, (a) the Employee shall have the right to have such physician attend such examinations and (b) the examining physician shall be based in Beverly Hills, California and be subject to the Employee's approval, not to be unreasonably withheld. Upon termination of this Agreement, the Employee shall have the right to acquire ownership of such insurance policies upon reimbursement to the Corporation of the cash surrender value thereof, if any, and the pro rata portion of any premium paid applicable to future periods.
          4.2 INSURANCE BENEFITS. The Corporation shall continue to make available to the Employee disability, medical, life insurance, and any other benefits of a type, nature and amount comparable to those benefits which have been heretofore provided to the Employee up to this time by the Corporation, and in any event no less favorable than the best benefits of its type made available to any other employee of the Corporation.
          4.3 EXPENSES. To the extent not otherwise reimbursed under this Agreement, the Corporation shall reimburse the Employee for all reasonable and customary expenses which the Employee shall incur in connection with the Employee's services to the Corporation or any subsidiary pursuant to this Agreement. The foregoing shall include first class hotel, travel and meals for the Employee and his spouse when outside the Los Angeles metropolitan area on Corporation business (it being understood that the Employee's spouse is a public figure who can help promote the Corporation's image, and that while she travels with the Employee, as a condition for the Corporation being responsible for the expenses of such spouse, such spouse shall be obligated to attend such meetings, dinners, seminars and other functions as the Corporation so designates in order to promote the Corporation's business). As used herein, the term "first class travel," when applied to air transportation, shall mean the best service available on a particular route, including without limitation, use of aircraft owned, leased or chartered by the Corporation or any of its subsidiaries. All other benefits are to be authorized by and subject to approval by the Corporation's Board of Directors.
          4.4 VACATION; SICK LEAVE. The Corporation shall provide to the Employee such paid vacation and paid sick leave benefits which do not materially interfere with the Employee's performance of his obligations hereunder, but not less than six (6) weeks per annum of paid vacation and six (6) weeks of paid sick leave.
     5.   DEATH OF EMPLOYEE
          5.1 EFFECT. This Agreement shall automatically terminate upon the Employee's death (the "Section 5 Termination"). Upon such termination the Corporation shall: (i) pay to the Employee's estate the accrued amount of the compensation, benefits, reimbursements or other sums payable pursuant to this Agreement, such amounts to be prorated through the date of the Section 5 Termination (other than expense reimbursements which will be paid in full), if, as and when such amounts would be paid but for such termination of this Agreement; (ii) pay to Employee's estate a lump sum payment equal to the greater of: (A) twice the then Base Compensation, or (B) what would have been the aggregate Base Compensation payable after the Employee's death through the end of the Term or Extended Term, as the case may be, and (iii) provide to the immediate family of the Employee the continuation of their health insurance benefits at the Corporation's expense for a period of two years from the Section 5 termination date. Except for the amounts payable by Corporation pursuant to the preceding sentence, all obligations of the Corporation with respect to compensation and benefits under this Agreement shall cease upon a Section 5 Termination.
          5.2 OPTION EXTENSION. The Corporation shall use its best efforts to obtain stockholder approvals, to the extent required, of amendments to its 1985 Non-Qualified Stock Option Plan and its 1996 Employee Stock Option Plan which would provide that the termination date for all options held under such plans by the Employee and exercisable as of the date of his death shall remain exercisable until (i) the termination date as set forth in the respective option certificates or (ii) 18 months after the Section 5 Termination, whichever is later.
     6.   DISABILITY OF EMPLOYEE
          6.1 DETERMINATION. The Employee shall be considered disabled if, due to illness or injury, either physical or mental, he is unable to perform his customary duties and responsibilities as required by this Agreement for more than six (6) months in the aggregate out of any period of twelve (12) consecutive months. The determination that the Employee is disabled shall be made by the Executive Committee or, if there is no Executive Committee, by the Board of Directors of the Corporation (with the Employee abstaining from the decision if he is then a member of such Committee or the Board), based upon an examination and certification by a physician based in Beverly Hills, California, selected by the Corporation subject to the Employee's approval, which approval shall not be unreasonably withheld. The Employee agrees to submit timely to any required medical or other examination, provided that such examina-tion shall be conducted in Beverly Hills, California and that if the examining physician is other than the Employee's personal physician, the Employee shall have the right to have such personal physician present at such examination.
          6.2 EFFECT OF DISABILITY. If the Employee is determined to be disabled pursuant to this Section 6, the Corporation shall have the option to terminate this Agreement by written notice to the Employee stating the date of termination, which date may be any time subsequent to the date of such determination, except that the Corporation shall pay to the Employee: (i) the accrued amount of the compensation, benefits, reimbursements and other sums payable pursuant to this Agreement, prorated through the date of termina-tion (other than expense reimbursements which shall be paid in full), if, as and when such amounts would be paid but for the termination of this Agreement, and (ii) a lump sum payment equal to the greater of: (A) twice the then Base Compensation, or (B) what would have been the aggregate Base Compensation payable after the date of termination through the end of the Term or Extended Term, as the case may be. Except for the amounts payable by the Corporation pursuant to the preceding sentence, all obligations of the Corporation with respect to compensation and benefits under this Agreement shall cease upon any such termination.
          6.3 OPTION EXTENSION. The Corporation shall use its best efforts to obtain stockholder approvals, to the extent required, of amendments to its 1985 Non-Qualified Stock Option Plan and its 1996 Employee Stock Option Plan which would provide that the termination date for all options held under such plans by the Employee and exercisable as of the date of the termination of Employee (as a result of Employee's disability) shall remain exercisable until (i) the termination date as set forth in the respective option certificates or (ii) 18 months after the date of termination (as a result of Employee's disability), whichever is later.
     7.   INDEMNIFICATION AND INSURANCE
          7.1 OBLIGATION. The Corporation shall indemnify and hold harmless, and in any action, suit or proceeding, defend the Employee (with the Employee having the right to use counsel of his choice) against all expenses, costs, liabilities and losses (including attorneys' fees, judgments and fines, and amounts paid or to be paid in any settlement) (collectively "Indemnified Amounts") reasonably incurred or suffered by the Employee in connection with the Employee's service as a director or officer of the Corporation or any affiliate to the full extent permitted by the By-laws of the Corporation as in effect on the date of this Agreement, or, if greater, as permitted by the General Corporation Law of the State of Delaware (the "GCL"), provided that the indemnity afforded by the Corporation's By-laws shall never be greater than permitted by the GCL. The Company shall advance on behalf of Employee all Indemnified Amounts as they are incurred.
To the extent a change in the GCL (whether by statute or judicial decision) permits greater indemnification than is now afforded by the By-laws and a corresponding amendment shall not be made in said By-laws, it is the intent of the parties hereto that the Employee shall enjoy the greater benefits so afforded by such change.
          7.2 DETERMINATION. A determination that indemnification with respect to any claims by the Employee pursuant to this Section 7 is proper shall be made by independent legal counsel selected by the Board of Directors of the Corporation and set forth in a written opinion furnished by such counsel to the Board of Directors, the Corporation and the Employee. In the event it is determined by such counsel that Employee is not entitled to indemnification pursuant to this Section 7 (and if such determina-tion is contested by Employee, such determination is confirmed by the final non-appealable order of a court of competent jurisdic-
tion), or if a court of competent jurisdiction determines in a final non-appealable order that Employee is not entitled to indemnification pursuant to this Section 7, Employee hereby undertakes that he shall promptly reimburse the Company for all such advances of Indemnified Amounts made by the Company on Employee's behalf. Pending any such final non-appealable determi-nation, in accordance with Section 7.1 the Corporation shall advance on behalf of Employee all Indemnified Amounts as they are incurred.
          7.3 EFFECT. This Agreement establishes contract rights which shall be binding upon, and shall inure to the benefit of, the heirs, executors, personal and legal representatives, successors and assigns of the Employee and the Corporation.
          7.4  OTHER RIGHTS.  The contract rights conferred by this
Section 7 shall not be exclusive of any other right which the Employee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or By-laws, agreement, vote of stockholders or disinterested directors or otherwise. This Section 7 shall not be deemed to affect any rights to subrogation which may exist in any policy of directors and officers liability insurance.
          7.5 NOTICE OF CLAIMS. The Employee shall advise promptly the Corporation in writing of the institution of any action, suit or proceeding which is or may be subject to this
Section 7, provided that Employee's failure to so advise the Corporation shall not affect the indemnification provided for herein, except to the extent such failure has a material and adverse effect on the Corporation's ability to defend such action, suit or proceeding.
          7.6 INDEMNIFICATION INSURANCE. The Employee shall be covered by insurance, to the same extent as other senior executives and directors of the Corporation are covered by insurance, with respect to (a) directors and officers liability, (b) errors and omissions, and (c) general liability insurance. The Corporation shall maintain reasonable and customary insurance of the type specified in parts (b) and (c) in the preceding sentence. The Employee shall be a named insured or additional insured, without right of subrogation against him, under any policies of insurance carried by the Corporation. The Corporation will, in good faith, make efforts to maintain insurance coverage of the type specified in part (a) above at commercially reasonable rates, but the failure to obtain such coverage shall not constitute a breach of the Corporation's obligations hereunder.
     8.   TERMINATION
          8.1 BY THE CORPORATION FOR CAUSE. The Corporation may terminate this Agreement for cause at any time. For purposes of this Agreement, the term "cause," when used in connection with termination of the Agreement by the Corporation under this Section 8.1, shall be limited to (i) the willful engaging by the Employee in gross misconduct which is materially injurious to the Corpora-tion, (ii) conviction of the Employee of a felony involving any financial impropriety which would materially interfere with the Employee's ability to perform his services required under this Agreement or otherwise be materially injurious to the Corporation, or (iii) the willful refusal of the Employee to perform in a material respect any of his material obligations under this Agreement without proper justification after being notified with specificity by the Board of Directors in writing of the particular respects in which the Board of Directors asserts that Employee has not performed such material obligations. For purposes of this
Section 8.1, no act, or failure to act, on the Employee's part shall be considered willful unless done, or admitted to be done, by the Employee in bad faith and without reasonable belief that such action or omission was in the best interest of the Corporation.
          8.2 BY THE EMPLOYEE FOR CAUSE. The Employee may terminate this Agreement for cause at any time. For purposes of this Agreement, the term "cause" when used in connection with the termination of the Agreement by the Employee under this Section 8.2 shall be limited to the failure of the Corporation to perform in a material respect any of its material obligations under this Agreement without proper justification.
          8.3 PROCEDURE FOR "CAUSE" TERMINATION. Any termination of this Agreement pursuant to Section 8.1 or 8.2 hereof shall be effective only if (i) the terminating party exercises such right of termination in writing delivered to the non-terminating party within sixty (60) days of the terminating party having actual knowledge of the event giving rise to the right of termination, and
(ii) the non-terminating party shall have failed to correct or reverse the event giving rise to such right of termination within thirty (30) days of the receipt of such notice. Such termination shall be effective upon the expiration of the period referred to in clause (ii) above; provided, however, that should the Corporation seek such termination the Employee may contest such termination and demand arbitration as to the validity of the termination pursuant to the procedure in Section 11.1 of this Agreement.
          8.4 BY THE CORPORATION WITHOUT "CAUSE". The Corporation may not terminate the Agreement without "cause," as defined in
Section 8.1 of this Agreement.
          8.5 BY THE EMPLOYEE WITHOUT "CAUSE". The Employee shall have the right to terminate this Agreement without "cause" and in his discretion, upon written notice to be given to the Corporation not less than sixty (60) days prior to the effective date of such termination: (i) at any time after January 1, 1999; or (ii) at any time, if Employee does not beneficially own (as defined in Rule 13-d under the Securities Exchange Act of 1934, as amended, or any successor provision) or control at least ten percent (10%) of the issued and outstanding shares of the Corporation's Common Stock.
          8.6 EFFECT OF TERMINATION. (a) If this Agreement is terminated for any reason prior to the end of the stated Term, or an Extended Term, as the case may be, neither party shall have any further obligation under this Agreement except with respect to those provisions of this Agreement which, by their terms, require performance by the parties subsequent to termination of this Agreement.
          (b) If this Agreement is terminated by the Corporation for "cause" pursuant to Section 8.1 hereof or by the Employee without "cause" pursuant to Section 8.5 hereof, the Corporation shall pay to the Employee the accrued amount of the compensation benefits, reimbursement and other sums payable pursuant to this Agreement up to the effective date of termination, prorated through the effective date of termination (other than expense reimburse-ments which will be paid in full) if, as and when such amounts could be paid but for the termination of this Agreement.
          (c) If this Agreement is terminated by the Employee for "cause" pursuant to Section 8.1 hereof or without "cause" from and after January 1, 1999, or by the Corporation without "cause," the Employee shall be entitled to receive (i) health insurance benefits provided for in this Agreement (A) through the end of the stated Term or (B) 24 months from the date of termination, whichever is the longer, and (ii) a lump sum payment equal to the greater of (A) twice the then Base Compensation or (B) what would have been the aggregate Base Compensation payable after the date of termination through the end of the Term or Extended Term, as the case may be. Any amounts payable to the Employee under this paragraph (c) shall not be reduced by any amounts earned or received by the Employee from any third party at any time after such termination; there being no requirement on the part of the Employee to mitigate damages and no amounts received by him from others may be used to mitigate damages.
          8.7 CONSULTING. If this Agreement is terminated for any reason other than pursuant to Section 5, 6, or 8.1 hereof or by the Employee without "cause" (other than pursuant to Section 8.5 hereof), the Employee shall, at his option, continue to provide services to the Corporation as a consultant, for a term commencing as of the effective date of the termination of this Agreement extending through and including the end of the Term or Extended Term, as the case may be. The Employee shall have the right to terminate such consultant arrangements at any time on thirty (30) days prior notice to the Corporation. As a consultant the Employee shall provide such services to the Corporation as he and the Corporation shall mutually agree are appropriate under the circum-stances (and in the event the Corporation and Employee fail to so agree, Employee shall be entitled to receive the consultant compensation provided for herein so long Employee is willing to perform the services he believes are appropriate under the circumstances); the Employee shall be entitled to receive compensa-tion from the Corporate at a rate of not less than one hundred thousand dollars ($100,000) per annum or such other amount as the Employee and the Corporation shall agree upon; and the Employee shall not be required to travel outside the Los Angeles, California area without his consent.
          8.8 TERMINATION FOLLOWING CHANGE OF OWNERSHIP. If this Agreement is terminated by either party within one year following a "change in the ownership" (as defined below) of the Corporation, and in lieu of the benefits provided for in Section 8.6(b) and 8.6(c)(ii), Corporation shall pay to Employee a lump sum payment equal to 2.99 times the average annual compensation paid by the Corporation and includible by Employee in his gross income during the five tax years ended prior to the tax year in which such change of ownership or control occurs. For purposes of this Section 8.8, a "change in the ownership" of the Corporation will be deemed to have occurred upon: (i) completion of a transaction resulting in a consolidation, merger, combination or other transaction in which the common stock of the Corporation is exchanged for or changed into other stock or securities, cash and/or any other property and the holders of the Corporation's common stock immediately prior to completion of such transaction are not, immediately following completion of such transaction, the owners of at least a majority of the voting power of the surviving entity, (ii) a tender or exchange offer by any person or entity other than Employee and/or his affiliates for fifty percent (50%) of the outstanding shares of common stock of the Corporation is successfully completed, (iii) the Corporation has sold all or substantially all of the Corporation's assets, (iv) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constituted the board of directors of the Corporation (together with any new or replacement directors whose election by the board of directors, or whose nomination for election, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for reelection was previously so approved) cease for any reason to constitute a majority of the directors then in office, and (v) any other event resulting in a change in the ownership of the Corporation. Notwithstanding anything contained herein to the contrary, the payment by Corporation to Employee pursuant to this Section 8.8 shall be reduced to the extent necessary to prevent any portion of such payment to be character-ized as an excess parachute payment under Section 280G of the Internal Revenue Code of 1986, as amended, or any successor provision thereof, which may be applicable to a payment pursuant to this Section 8.8.
          8.9 EXPIRATION OF TERM. Subject to Section 8.8, upon the termination of this Agreement upon the expiration of the Term or Extended Term, as the case may be, or by Employee pursuant to
Section 8.5, the Corporation shall pay Employee a lump sum termina-tion payment equal to twice the then Base Compensation.
     9.   CONFIDENTIAL INFORMATION: NONDISCLOSURE, ETC.
          9.1 CONFIDENTIALITY. Except as may be in furtherance of the Employee's performance of his functions as the Corporation's most senior executive officer (including, without limitation, in connection with acquisitions, dispositions, financings and other significant corporate transactions, developments or planning which involve the participation of third parties) or otherwise with the consent of the Board of Directors or the Executive Committee, the Employee shall not, throughout the Term of this Agreement and thereafter, disclose to any third party, or use or authorize any third party to use, any material information relating to the material business or interests of the Corporation (or any of its subsidiaries) which Employee knows to be confidential and valuable to the Corporation or any of its subsidiaries (the "Confidential Information"). The Confidential Information is and will remain the sole and exclusive property of the Corporation, and, during the Term of this Agreement, the Confidential Information, when entrusted to the Employee's custody, shall be deemed to remain at all times in the Corporation's sole possession and control. Notwithstanding the foregoing, the Employee may, after prior written notice to the Corporation (to the extent such notice is possible under the circumstances) disclose such Confidential Information pursuant to subpoena or other legal process, and promptly thereafter shall advise the Corporation in writing as to the Confidential Information which was disclosed and the circumstances of such disclosure.
          9.2 RETURN OF DOCUMENTS. Upon termination of this Agreement for any reason whatsoever, or whenever requested by the Executive Committee or the Board of Directors of the Corporation, the Employee shall return or cause to be returned to the Corporation all of the Confidential Information or any other property of the Corporation in the Employee's possession or custody or at his disposal, which he has obtained or been furnished, without retaining any copies thereof.
     10.  NON-COMPETITION
          10.1 RESTRICTION. Subject to Section 2.2 hereof, the Employee shall not, throughout the Term or Extended Term of this Agreement, as the case may be, without the Corporation's prior written consent, render services to a business, or plan for or organize a business, which is materially competitive with or similar to the business of the Corporation or of any of its subsidiaries by becoming an owner, officer, director, shareholder (owning more than 4.9% of such business' equity interests), partner, associate, employee, agent or representative or consultant or serve in any other capacity in any such business.
          10.2 TRADE SECRETS. Subject to Section 2.2 hereof, all ideas and improvements which are protectable by patent or copyright or as trade secrets, conceived or reduced to practice (actually or constructively) during the Term of this Agreement by the Employee, shall be the property of the Corporation; provided, however, that the provisions of this Section 10.2 shall not apply to an invention for which no equipment, supplies, facility or trade secret information of the Corporation was used and which was developed entirely on the Employee's own time, and (a) which does not relate to (i) the business of the Corporation or any of its subsidiaries or (ii) the actual or demonstrably anticipated research or develop-ment by the Corporation of any of its subsidiaries or (b) which does not result from any work performed by the Employee pursuant to this Agreement.
     11.  REMEDIES
          11.1 ARBITRATION. In the event of any dispute or controversy arising under, out of or relating to this Agreement or the breach hereof other than under Section 9 or 10 hereunder for which the Corporation may seek injunctive relief, it shall be determined by arbitration in Los Angeles, California to be heard by a single arbitrator chosen by the Corporation and the Employee, provided that if the Corporation and the Employee cannot agree on a single arbitrator, each shall select one arbitrator and the arbitrators so selected shall select a third arbitrator, and the panel of three arbitrators shall determine the dispute. The arbitration is to commence within four (4) weeks after service a demand for arbitration by either party, and each party shall have the right to make one document request on the other party prior to commencement of the arbitration proceeding, but no other discovery shall be conducted other than that which is agreed upon in writing by both parties. Such arbitration and any award made therein shall be binding upon the Corporation and the Employee.
          11.2 INJUNCTIVE RELIEF. The Employee acknowledges and agrees that any material breach which occurs or which is threatened of Section 9 or 10 hereof shall cause substantial and irreparable damage to the Corporation in an amount and of a character difficult to ascertain. Accordingly, in addition to any other relief to which the Corporation may otherwise be entitled at law, in equity or by statute, or under this Agreement, the Corporation shall also be entitled to seek such immediate temporary, preliminary and permanent injunctive relief on such breach or threatened breach of
Section 9 or 10 hereof as may be granted through appropriate proceedings.
          11.3 FEES. If any action at law or in equity or arbitration is necessary to enforce or interpret the terms and conditions of this Agreement, the prevailing party shall be entitled to reasonable attorney's, accountant's and expert's fees, costs and necessary disbursements in addition to any other relief to which it or he may be entitled. As used in this Section 11.3, the term prevailing party shall include, but not be limited to, any party against whom a cause of action, demand for arbitration, complaint, cross-complaint, counterclaim, cross-claim or third party complaint is voluntarily dismissed, with or without prejudice.
     12.  NOTICES
          All notices required or permitted hereunder shall be in writing and shall be delivered in person, by facsimile, telex or equivalent form of written communication, or sent by certified or registered mail, return receipt requested, postage prepaid, as follows:
     To Corporation:
               GIANT GROUP, LTD.
               9000 Sunset Boulevard, 16th Floor
               Los Angeles, California 90069
               Attn:  David Gotterer, Vice Chairman

               GIANT GROUP, LTD.
               c/o Terry Christensen, Esq.
               Christensen, Miller, Fink, Jacobs,
                    Glaser, Weil & Shapiro, LLP
               2121 Avenue of the Stars, 18th Floor
               Los Angeles, California 90067

     To the Employee:

               Burt Sugarman
               9000 Sunset Boulevard, 16th Floor
               Los Angeles, California 90069

or such other party and/or address as either party may designate in a written notice delivered to the other party in the manner provided herein. All notices required or permitted hereunder shall be deemed duly given and received on the date of delivery, if delivered in person or by facsimile, telex or other equivalent written telecommunication, or on the seventh day next succeeding the date of mailing if sent by certified or registered mail.
     13.  FURTHER ACTION
          The Corporation and the Employee each agrees to execute and deliver such further documents as may be reasonably necessary by the other in order to give effect to the intentions expressed in this Agreement.
     14.  HEADING; INTERPRETATIONS
          The headings and captions used in this Agreement are for convenience only and shall not be construed in interpreting this Agreement.
     15.  ASSIGNABILITY
          This Agreement and the rights and duties under it may not be assigned by any party hereto without the prior written consent of the other party hereto. The parties expressly agree that any attempt to assign rights and duties without such written consent shall be null and void and of no force and effect. The terms and provisions of this Agreement shall bind successors and assigns of the Corporation.
     16.  ENTIRE AGREEMENT
          This Agreement contains the entire agreement and under-standing of the parties with respect to the matters herein, and supersedes all existing negotiations, representations or agreements and all other oral, written and other communications between them concerning the subject matter of this Agreement.
     17.  AMENDMENTS
          This Agreement may be amended or modified in whole or in part only by an agreement in writing signed by the Corporation and the Employee.
     18.  WAIVER AND SEVERABILITY
          The waiver by either party of a breach of any terms or conditions of this Agreement shall not operate or be construed as a waiver of any subsequent breach by such party. In the event that one or more provisions of this Agreement shall be declared to be invalid, illegal or unenforceable under any law, rule or regula-tion, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the other provisions of this Agreement.
     19.  GOVERNING LAW
          This Agreement and the rights of the parties under it shall be governed by and construed in accordance with laws of the State of California, including all matters of construction, validity, performance and enforcement and without giving effect to the principles of conflict of laws, except that matters of corporate law and governance shall be governed by and construed in accordance with the laws of the State of Delaware.
     20.  COUNTERPARTS
          This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed Agreement as of the day and year first above written.

                                   GIANT GROUP, LTD.



                                   By: /s/ Burt Sugarman
                                       --------------------------





                                       /s/ Burt Sugarman
                                       --------------------------
                                       BURT SUGARMAN